Exhibit 23.1


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 24, 1997 (except with respect to the matter discussed in Note 10 as to which the date is February 28, 1997) on Nexar Technologies, Inc.'s consolidated financial statements for the year ended December 31, 1996 included in Registration Statement No. 333-18489 on Form S-1 and to all references to our Firm included in this Registration Statement.


                              Arthur Andersen LLP



Boston, Massachusetts
August 7, 1997